CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Courtside Acquisition Corp.

We hereby consent to the use in the Prospectus constituting part of Amendment
No. 3 to the Registration Statement on Form S-1 of our report dated April 14,
2005, on the financial statements of Courtside Acquisition Corp. as of April 8,
2005 and for the period from March 18, 2005 (date of inception) to April 8,
2005, which appears in such Prospectus. We also consent to the reference to our
Firm under the caption "Experts" in such Prospectus.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 27, 2005